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            Consent of Independent Registered Public Accounting Firm

The Board of Directors
GE Life and Annuity Assurance Company
  and
Contract Owners
GE Life & Annuity Separate Account 4:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus and the Statement of Additional Information.

Our reports on the consolidated financial statements and schedule of GE Life and Annuity Assurance Company and subsidiary dated February 12, 2005, refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and goodwill and other intangible assets in 2002.


                                  /s/ KPMG LLP

Richmond, Virginia
April 27, 2005